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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2003

AFFILIATED MANAGERS GROUP, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0001-13459 (Commission file number)	043218510 (IRS employer identification no.)
600 Hale Street, Prides Crossing, MA 01965 (Address of principal executive offices) (Zip code)

(617) 747-3300
(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

        On February 25, 2003, the Company announced that it had sold an aggregate amount of $300 million of convertible securities, which amount included the previously announced sale of $250 million of convertible securities and an additional $50 million of convertible securities (as described in the press release filed as an exhibit to this Form 8-K under Item 7 below).

ITEM 7. EXHIBITS.

Exhibit 99.1	Press Release, dated February 25, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.
Date: February 27, 2003	/s/ DARRELL W. CRATE DARRELL W. CRATE Executive Vice President, Chief Financial Officer and Treasurer

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SIGNATURES